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                    CONSENT OF VALUATION RESEARCH CORPORATION

     We hereby consent to the use of our name, or to any references to or use of our reports, wherever appearing, in this Pre-Effective Amendment No. 1 to the Registration Statement and the related Prospectus/Consent Solicitation Statement which is a part of this Pre-Effective Amendment No. 1 to the Registration Statement, and any amendments thereto.

Dated:  July 17, 1998                      VALUATION RESEARCH CORPORATION

                                              /s/ Robert J. Simpson
                                            ---------------------------
                                                  Robert J. Simpson